EXHIBIT 99.1

First Niagara Reports Strong Second Quarter Results

  Record operating earnings spurred by PA acquisitions and organic growth
  Strong commercial loan and core deposit growth in all markets
  Credit quality and capital strength sustained
  Substantial investments made in local communities

BUFFALO, N.Y., July 22, 2010 (GLOBE NEWSWIRE) -- First Niagara Financial Group, Inc. (Nasdaq:FNFG) delivered record operating earnings for the quarter ended June 30, 2010, driven by the benefits of accretive acquisitions in Pennsylvania and continuing growth in its Upstate New York franchise. Business activity from new and existing customers remains robust across all markets for the $21 billion northeast commercial bank.

"Our progress continues with another strong quarterly performance," President and CEO John R. Koelmel said. "We are delivering across the board – strategically, operationally, and financially – as we are getting the job done for all our constituencies. We had a near flawless integration of our recent Eastern Pennsylvania acquisition, and results to date in both of our new Pennsylvania markets have surpassed expectations with very high retention rates and robust new customer generation. Coupled with the solid organic growth in our Upstate New York franchise, our game plan of playing offense continues to be very effective. Our aggressive branding and community involvement efforts are also bringing us terrific visibility and market response."

Mr. Koelmel added, "The headwinds from the economy and pending financial reform remain formidable, putting added pressure on revenues across our industry. While certainly not immune, our superior performance demonstrates that we remain focused on building momentum, taking share, and pursuing our growth mission. All in all, the state of the franchise is excellent. We continue to strengthen our foundation and invest confidently in our future as evidenced by the exceptional talent we've recruited. Our focus is on the future and achieving our potential as a leader in the financial services industry. We are well positioned to capitalize on the flow of opportunities in front of us."

Pennsylvania Update

The Company completed its previously announced acquisition of Harleysville National Corporation ("Harleysville") on April 9, 2010. After the first 100 days, new market highlights include a smooth and seamless integration of all major systems and strong retail core deposit retention of 95%. Initial customer loan demand has also been very solid with $327 million in new loan originations including $108 million in commercial line commitments. Consistent with the Company's plan for Harleysville's distressed assets, the sale of nearly $300 million of primarily commercial loans was completed at the end of the second quarter. The Company also continued its longstanding practice to support the communities it serves by providing charitable funding in Eastern Pennsylvania, including the opening of municipal pools in the city of Philadelphia.

The Western Pennsylvania franchise, acquired in the third quarter of 2009, continues to perform much better than expected. Average retail core deposit balances increased by an annualized rate of 9% during the second quarter and have now grown to 107% of pre-acquisition levels. Average commercial loan balances were significantly higher by $85 million for the current quarter and continued their nine month growth trend.  New business potential remains strong as evidenced by a growing commercial loan pipeline and steadily improving branch based wealth management sales. Additionally, First Niagara's ongoing community support was extended to Western Pennsylvania by way of a significant contribution to the United Way of Allegheny County's student mentoring program.

Second Quarter Results

For the quarter ended June 30, 2010, operating (Non-GAAP) net income – that is, reported net income exclusive of nonrecurring items was $44.9 million or $0.22 per diluted share. This compared to $32.6 million or $0.18 per share in the linked quarter and $25.5 million or $0.18 per share in the second quarter of 2009. The earnings per diluted share compared favorably to both prior periods despite the 20 million shares issued with the Harleysville acquisition and 38 million shares issued in a September 2009 equity offering. Reported (GAAP) net income inclusive of nonrecurring items, primarily acquisition and integration expenses, totaled $20.0 million or $0.10 per diluted share for the current quarter. This compared to $28.9 million or $0.16 per diluted share in the linked quarter and $20.8 million or $0.08 per diluted share in the second quarter of 2009.

Chief Financial Officer Michael W. Harrington said, "The second quarter was marked by a continuation of our strong fundamentals. Once again, we generated very healthy organic growth in commercial loans and core deposits. Both Pennsylvania franchises have been completely assimilated without a hitch and are meaningfully contributing to our overall operating performance.  Asset quality remains strong and is supported by an ample capital position. Consistent with our strategy of staying on offense, we expeditiously disposed of the vast majority of Harleysville's riskier assets, all within original valuation estimates. We otherwise continue to build capacity and strengthen our infrastructure to ensure we are positioned to accommodate planned growth."

Operating Results (Non-GAAP)	Q2 2010	Q1 2010	Q2 2009
Net interest income	$ 154.8	$ 114.2	$ 79.9
Provision for credit losses	11.0	13.1	8.9
Noninterest income	46.1	36.9	28.8
Noninterest expense	121.6	87.0	60.3
Net income before nonrecurring items	44.9	32.6	25.5
Weighted average diluted shares outstanding	204.4	185.6	140.2
Earnings per diluted share	$ 0.22	$ 0.18	$ 0.18
Reported Results (GAAP)
Net income before nonrecurring items	$ 44.9	$ 32.6	$ 25.5
Nonrecurring(a)	24.9	3.7	4.7
Net income	20.0	28.9	20.8
TARP(b)	--	--	9.4
Net income available to shareholders	20.0	28.9	11.4
Weighted average diluted shares outstanding	204.4	185.6	140.2
Earnings per diluted share	$ 0.10	$ 0.16	$ 0.08
All amounts in millions except earnings per diluted share. The Non-GAAP/Operating Results table above summarized the Company's operating results excluding certain non-recurring items. Beginning in Q2 2010, the impact of income taxes on these nonrecurring items was calculated using the effective tax rate for the quarter.
(a) 2010 – Q2: After-tax noninterest expense: Harleysville acquisition related expenses of $ 18.8 million, $5.6 million charitable contribution related to the acquired markets and severance and related costs of $0.5 million. Q1: After-tax noninterest expense: Harleysville acquisition related expenses of $3.7 million. 2009 – Q2: After-tax noninterest expense: FDIC's special assessment charge of $3.3 million based on each insured depository institution's assets less Tier 1 Capital. Also includes expenses related to the National City branch acquisition of $1.4 million.
(b) 2009 – Q2: Accelerated discount accretion of $7.7 million resulting from the redemption of preferred stock purchased by the U.S. Treasury Department under the Troubled Asset Relief Program and $1.7 million of accrued dividends and preferred stock discount accretion through the redemption date.

Loans

Excluding the acquired Harleysville loans, average commercial loan balances for the current quarter improved by 15% annualized as robust commercial business and real estate loan growth continued in Upstate New York and Western Pennsylvania. New loan originations of $415 million and seasonal increases in line usage helped to drive these balances higher. Similarly, the home equity portfolio benefited from the most successful marketing campaign to date as average balances grew by $69 million and 2,400 new lines/loans were added during the current quarter. Residential loan originations reached $187 million, while average balances declined due to the continued sale of longer-term fixed rate mortgages in the secondary markets.

Credit Quality

Credit quality improved in several key measures in the second quarter.   Nonperforming loans decreased by $3.6 million from the linked quarter to $74.3 million, and net-charge offs declined by $1.9 million in the second quarter to $10.1 million. Delinquencies also decreased in both the New York and Western Pennsylvania loan portfolios with the acquired Harleysville loan portfolio performing as expected. Accordingly, the provision for credit losses was $11.0 million in the current quarter compared to $13.1 million in the linked quarter. The allowance for credit losses at June 30, 2010 was 122% of nonperforming loans and, excluding loans acquired in the National City and Harleysville acquisitions which were recorded at fair value as of their acquisition dates, 1.29% of total loans, comparable with the linked quarter.

Deposits

Excluding the acquired Harleysville deposits, average core deposits in the current quarter increased by $208 million or 14% annualized due to strong retail deposit growth across all regions and product types. Total average deposit balances in the Upstate New York region grew sharply by $140 million and offset much of the decline in CD balances from the Western Pennsylvania market as the company continued its focus on low-cost profitable relationships across the two-state franchise. At the end of the quarter, following the Harleysville acquisition, core deposits represented 71% of total deposits and the loan-to-deposit ratio improved to 73%.

Net Interest Income

The increase in net interest income was primarily driven by the Harleysville acquisition. Similarly, the tax equivalent net interest margin improved by 7 basis points to 3.68% largely due to the benefit associated with holding the higher yielding distressed Harleysville loans prior to their disposition at the end of the quarter. The continuing strong commercial loan growth was another contributing factor to the rise in net interest income in the second quarter.

Noninterest Income

Excluding fee revenue from the acquired Harleysville franchise, noninterest income rose by 2% primarily due to increased lending activity, strong branch-based wealth management sales, and seasonally higher banking service fees. Going forward, the Company expects the industry-wide reduction in non-sufficient (NSF) charges to negatively impact this revenue line. Noninterest income, including the impact of the Harleysville acquisition, increased by 25% from the linked quarter to $46.1 million.

Noninterest Expense

Excluding the impact of the former Harleysville operations, operating (Non-GAAP) noninterest expense increased by 8% in the second quarter primarily due to aggressive advertising and branding campaigns, including the ongoing marketing costs in the newly acquired regions as well as the continued investment in talent. Total operating (Non-GAAP) expenses for the current quarter were $121.6 million and the accompanying efficiency ratio was 60.6%, consistent with the Company's expectations following the acquisition.  Reported (GAAP) noninterest expense for the current quarter included nonrecurring costs related to the Harleysville acquisition of $35.9 million compared to $6.2 million in the prior quarter.

Capital Management

The company's capital ratios at the end of the second quarter, which are fully inclusive of the Harleysville merger and related fair value adjustments, remain considerably above well-capitalized levels. Consolidated Total Risk Based capital and Tier 1 Common Risk Based capital were 15.09% and 13.43%, respectively, at June 30, 2010. Additionally, the tangible common equity ratio – that is, tangible common shareholders' equity as a percentage of tangible assets – was 8.6% at quarter end. The weighted average diluted shares outstanding for the second quarter were 204.4 million compared to 185.6 million in the linked quarter and 140.2 million in the prior year period.

Regulatory Reform

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act. Dodd-Frank will result in sweeping financial regulatory reform aimed at strengthening the sound operation of the financial services sector. The Act's provisions that have received the most public attention generally have been those applying to or more likely to affect larger institutions. However, it contains numerous other provisions that will affect all banks and bank holding companies. These include the repeal of the federal prohibitions on the payment of interest on demand deposits (thereby permitting banks to pay interest on business transaction and other accounts), increased fees payable by banks to regulatory agencies, and the increased cost of supervision and compliance more generally. Many aspects of the law are subject to rulemaking and will take effect over several years, making it difficult to anticipate the overall financial impact on the company, its customers or the financial industry more generally.

About First Niagara Financial Group

First Niagara Financial Group, Inc., through its wholly owned subsidiary, First Niagara Bank, N.A., has $21 billion in assets, 255 branches and $14 billion in deposits. First Niagara Bank is a community-oriented bank providing financial services to individuals, families and businesses across New York and Pennsylvania.  For more information, visit www.fnfg.com.

Conference Call

A conference call will be held at 11a.m. Eastern Time on Thursday, July 22, 2010 to discuss the Company's financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until August 12, 2010 by dialing 1-877-660-6853, account #240, ID #353236.

Non-GAAP Measures

The Company has presented operating net income and operating noninterest expense, which excludes acquisition and integration expenses related to the acquisition of Harleysville National Corporation and the National City Branch acquisition, all summarized in footnote (a) to the financial table. The Company believes that these measures are useful to management and investors because they permit a more effective evaluation and comparison of the Company's results and performance in relation to its ongoing operations. The excluded acquisition and integration expenses, charitable contributions and FDIC special assessment charge, in general, relate to situations where accounting rules require certain ongoing charges as a result of prior or planned transactions.   The Company believes that the exclusion of these nonrecurring items provides management and investors with a focus on the Company's business as it would appear on a consolidated going-forward basis. The Company believes that the ratio of tangible common shareholders' equity as a percentage of tangible assets is a measure of capital strength that provides additional useful information to investors supplementing the Total Risk Based Capital and Tier 1 Common Risk Based ratios. This ratio excludes intangible assets from the numerator and the denominator and expresses a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited)
	2010		2009
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA
(Amounts in thousands)
Securities available for sale	$7,131,393	4,876,925	4,421,678	3,652,261	3,339,871	1,800,933
Securities held to maturity	$1,038,866	1,038,566	1,093,552	1,085,258	398,049	--
Loans and leases:
Commercial:
Real estate	$4,237,612	3,133,582	3,061,582	2,973,964	2,656,650	2,593,752
Business	$1,944,838	1,543,253	1,481,845	1,425,956	983,913	969,836
Specialized lending	$219,691	202,485	207,749	208,574	182,297	174,711
Total commercial loans	$6,402,141	4,879,320	4,751,176	4,608,494	3,822,860	3,738,299

Residential real estate	$1,898,704	1,618,007	1,674,961	1,725,943	1,815,041	1,914,691
Home equity	$1,446,281	702,735	691,069	662,308	647,878	629,916
Other consumer	$267,349	182,790	186,341	189,271	129,738	134,689
Net deferred costs and discounts	$26,619	25,354	25,909	29,746	30,864	31,813
Total loans and leases	$10,041,094	7,408,206	7,329,456	7,215,762	6,446,381	6,449,408
Allowance for credit losses	$90,409	89,488	88,303	83,077	82,542	79,613
Loans and leases, net	$9,950,685	7,318,718	7,241,153	7,132,685	6,363,839	6,369,795
Goodwill and other intangibles	$1,099,155	931,347	935,384	938,687	781,047	782,808
Total assets	$20,518,359	14,968,078	14,584,833	14,137,504	11,577,171	9,587,977
Total interest-earning assets	$18,234,177	13,326,364	12,902,813	12,514,069	10,278,403	8,368,268

Deposits:
Savings	$1,274,039	932,698	916,854	913,144	805,646	786,535
Interest-bearing checking	$1,729,043	1,057,349	1,063,065	1,062,681	522,977	503,863
Money market deposits	$4,851,504	3,825,794	3,535,736	3,457,837	2,375,493	2,216,321
Noninterest-bearing	$1,870,004	1,301,730	1,256,537	1,213,978	761,160	705,965
Certificates	$4,033,584	2,676,890	2,957,332	3,275,728	1,775,052	2,015,412
Total deposits	$13,758,174	9,794,461	9,729,524	9,923,368	6,240,328	6,228,096

Borrowings	$3,666,557	2,481,628	2,302,280	1,515,148	3,192,837	1,446,885
Total interest-bearing liabilities	$15,554,727	10,974,359	10,775,267	10,224,538	8,672,005	6,969,016
Total liabilities	$17,744,894	12,561,456	12,211,172	11,753,900	9,658,592	7,845,586
Stockholders' equity	$2,773,465	2,406,622	2,373,661	2,383,604	1,918,579	1,742,391
Net interest-earning assets	$2,679,450	2,352,005	2,127,546	2,289,531	1,606,398	1,399,252
Tangible equity (1)	$1,674,310	1,475,275	1,438,277	1,444,917	1,137,532	959,583
Unrealized gain on securities available for sale	$117,422	42,970	17,206	34,057	3,064	852
Total loans serviced for others	$1,293,436	875,814	823,889	770,290	678,885	615,491

Legacy loans(2)	$7,031,166	6,773,697	6,669,030	6,512,659	6,446,381	6,449,408
Acquired loans (3)	$3,134,100	675,434	703,474	748,250	--	--
Credit related discount on acquired loans (4)	($124,172)	(40,925)	(43,048)	(45,147)	(--)	(--)
Total loans	10,041,094	7,408,206	7,329,456	7,215,762	6,446,381	6,449,408

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010		2009
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

ASSET QUALITY DATA
(Amounts in thousands)
Nonperforming loans:
Commercial real estate	$47,648	44,149	37,129	32,477	32,075	33,536
Commercial business	$9,869	10,793	4,759	4,629	4,542	3,772
Specialized lending	$1,783	1,777	1,962	3,105	3,609	4,728
Shared national credits	$ --	5,440	11,403	14,103	573	172
Residential real estate	$11,050	10,811	9,468	9,140	8,030	6,600
Home equity	$3,238	3,558	2,330	2,979	2,714	2,791
Other consumer	$750	1,392	1,510	373	754	319
Total nonperforming loans	$74,338	77,920	68,561	66,806	52,297	51,918
Real estate owned	$8,559	6,774	7,057	8,872	5,758	2,001
Total nonperforming assets	$82,897	84,694	75,618	75,678	58,055	53,919

Acquired loans 90 days past due still accruing	$48,221	--	--	--	--	--
Accruing troubled debt restructurings (TDR)	$19,397	18,857	11,683	6,916	6,763	6,531

Net loan charge-offs:
Commercial real estate	$8,849	4,275	2,056	2,213	858	4,552
Commercial business	$446	507	884	1,768	2,309	729
Specialized lending	$212	683	2,031	1,518	1,980	1,059
Shared national credits	$ --	5,945	43	8,500	--	--
Residential real estate	$164	56	11	35	98	13
Home equity	$358	162	298	125	338	110
Other consumer	$50	318	451	306	388	467
Total net loan charge-offs	$10,079	11,946	5,774	14,465	5,971	6,930

ASSET QUALITY RATIOS

Net charge-offs to average loans (annualized)	0.41%	0.66%	0.32%	0.87%	0.37%	0.44%
Provision to average loans (annualized)	0.45%	0.73%	0.61%	0.90%	0.55%	0.55%
Total nonperforming loans to loans	0.74%	1.05%	0.94%	0.93%	0.81%	0.81%
Total nonperforming assets to assets	0.40%	0.57%	0.52%	0.54%	0.50%	0.56%
Allowance to loans	0.90%	1.21%	1.20%	1.15%	1.28%	1.23%
Allowance to nonperforming loans	121.6%	114.9%	128.8%	124.4%	157.8%	153.3%
Texas ratio (5)	7.43%	5.41%	4.95%	4.95%	4.76%	5.19%

CAPITAL

Consolidated:
Tier 1 risk based capital	14.27%	17.54%	17.41%	17.42%	16.10%	14.66%
Tier 1 common capital (6)	13.43%	17.39%	17.26%	17.26%	15.92%	11.74%
Total risk based capital	15.09%	18.65%	18.51%	18.46%	17.29%	15.88%
Tangible capital	8.75%	10.15%	10.34%	10.63%	10.41%	10.76%
Equity to assets	13.52%	16.08%	16.27%	16.86%	16.57%	18.17%
Tangible common equity to tangible assets (1)	8.62%	10.51%	10.54%	10.95%	10.54%	8.89%

First Niagara Bank, N.A.:
Tier 1 risk based capital	11.59%	13.08%	12.63%	10.92%	11.02%	11.53%
Total risk based capital	12.40%	14.20%	13.73%	11.96%	12.21%	12.77%
Tangible capital	7.10%	7.55%	7.48%	6.67%	7.13%	8.48%
First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010			2009
	Year-to-Date June 30	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$339,632	195,129	144,503	490,758	145,357	128,788	110,794	105,819
Interest expense	$70,705	40,371	30,334	126,358	32,454	29,866	30,849	33,189
Net interest income	$268,927	154,758	114,169	364,400	112,903	98,922	79,945	72,630
Provision for credit losses	$24,131	11,000	13,131	43,650	11,000	15,000	8,900	8,750
Net interest income after provision	$244,796	143,758	101,038	320,750	101,903	83,922	71,045	63,880

Noninterest income:
Banking services	$37,536	21,529	16,007	49,538	17,016	12,499	10,053	9,970
Insurance and benefits consulting	$24,931	12,768	12,163	48,958	11,074	12,172	13,164	12,548
Wealth management services	$8,959	5,711	3,248	8,555	2,655	1,848	1,834	2,218
Lending and leasing	$7,412	4,136	3,276	10,888	3,714	2,950	2,240	1,984
Bank owned life insurance	$3,200	1,976	1,224	5,251	1,320	1,301	1,321	1,309
Other	$960	(70)	1,030	2,785	(262)	2,454	162	431
Total noninterest income	$82,998	46,050	36,948	125,975	35,517	33,224	28,774	28,460

Noninterest expense:
Salaries and benefits	$112,318	64,081	48,237	161,548	50,919	42,223	35,169	33,237
Occupancy and equipment	$23,329	13,422	9,907	29,113	9,126	7,620	5,901	6,466
Technology and communications	$20,052	11,403	8,649	24,770	8,271	6,095	5,351	5,053
Marketing and advertising	$9,223	7,691	1,532	10,281	2,618	2,550	2,581	2,532
Professional services	$6,564	4,054	2,510	6,131	2,141	1,481	1,300	1,209
Amortization of intangibles	$8,558	5,311	3,247	9,418	3,414	2,266	1,847	1,891
FDIC premiums	$8,422	4,959	3,463	16,668	4,335	3,854	6,980	1,499
Merger and acquisition integration expenses	$33,834	27,602	6,232	31,467	4,009	23,354	2,342	1,762
Other	$29,085	19,680	9,405	37,276	9,887	11,277	6,614	9,498
Total noninterest expense	$251,385	158,203	93,182	326,672	94,720	100,720	68,085	63,147

Income before income taxes	$76,409	31,605	44,804	120,053	42,700	16,426	31,734	29,193
Income taxes	$27,507	11,602	15,905	40,676	13,796	5,495	10,934	10,451
Net income	$48,902	20,003	28,899	79,377	28,904	10,931	20,800	18,742
Preferred stock dividend and accretion	$--	--	--	12,046	--	--	9,378	2,668
Net income available to common stockholders	$48,902	20,003	28,899	67,331	28,904	10,931	11,422	16,074
First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010			2009
	Year-to-Date June 30	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Securities, at amortized cost	$6,292,120	7,121,805	5,453,217	3,293,438	4,874,683	4,131,996	2,433,236	1,689,620
Loans (7)
Commercial:
Real estate	$3,642,202	4,194,002	3,084,272	2,739,914	3,026,380	2,748,701	2,616,106	2,563,165
Business	$1,684,322	1,864,102	1,502,544	1,103,103	1,384,790	1,091,131	975,510	956,523
Specialized lending	$212,019	215,120	208,884	193,999	211,032	198,944	183,346	182,305
Total commercial loans	$5,538,543	6,273,224	4,795,700	4,037,016	4,622,202	4,038,776	3,774,962	3,701,993
Residential	$1,773,786	1,900,471	1,645,693	1,831,304	1,706,998	1,778,591	1,875,498	1,967,570
Home equity	$1,041,198	1,374,245	704,450	658,826	685,342	663,220	649,832	636,325
Other consumer	$224,316	260,953	187,272	154,971	189,387	149,321	136,394	144,349
Total loans	$8,577,843	9,808,893	7,333,115	6,682,117	7,203,929	6,629,908	6,436,686	6,450,237

Total interest-earning assets	$15,031,692	17,166,334	12,873,332	10,151,188	12,393,205	10,955,269	8,976,840	8,224,796
Goodwill and other intangibles	$1,022,412	1,110,565	933,279	828,554	936,590	810,946	781,718	783,473
Total assets	$16,959,599	19,348,088	14,544,571	11,534,907	14,042,129	12,343,848	10,257,168	9,436,987

Interest-bearing liabilities:
Savings accounts	$1,080,622	1,242,052	917,397	829,246	905,899	837,852	797,431	774,262
Checking	$1,356,953	1,675,705	1,034,659	680,606	1,042,842	676,786	510,064	486,663
Money market deposits	$4,210,230	4,725,441	3,689,294	2,696,157	3,576,893	2,783,435	2,323,823	2,083,102
Certificates of deposit	$3,418,887	4,007,431	2,823,804	2,290,845	3,112,978	2,113,778	1,914,353	2,012,120
Borrowed funds	$2,614,574	2,991,598	2,233,362	1,961,173	1,580,016	2,900,715	1,845,462	1,507,374
Total interest-bearing liabilities	$12,681,266	14,642,227	10,698,516	8,458,027	10,218,628	9,312,566	7,391,133	6,863,521

Noninterest-bearing deposits	$1,488,544	1,728,853	1,245,565	897,684	1,237,425	914,407	743,102	689,596
Total core deposits	$8,136,349	9,372,051	6,886,915	5,103,693	6,763,059	5,212,480	4,374,420	4,033,623
Total deposits	$11,555,236	13,379,482	9,710,719	7,394,538	9,876,037	7,326,258	6,288,773	6,045,743
Total liabilities	$14,408,376	16,648,918	12,142,939	9,523,932	11,646,451	10,404,030	8,291,365	7,700,851
Net interest-earning assets	$2,350,426	2,524,107	2,174,816	1,693,161	2,174,577	1,642,703	1,585,707	1,361,275
Stockholders' equity	$2,551,223	2,699,170	2,401,632	2,010,975	2,395,677	1,939,818	1,965,803	1,736,136
Tangible equity (1)	$1,528,811	1,588,605	1,468,353	1,182,421	1,459,087	1,128,872	1,184,085	952,663

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010			2009
	Year-to-Date June 30	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

STOCK AND RELATED PER SHARE DATA
(Shares in thousands)
Earnings per share:
Basic	$0.25	0.10	0.16	0.46	0.16	0.07	0.08	0.14
Diluted	$0.25	0.10	0.16	0.46	0.16	0.07	0.08	0.14
Cash dividends	$0.28	0.14	0.14	0.56	0.14	0.14	0.14	0.14
Dividend payout ratio	112.00%	140.00%	87.50%	121.74%	87.50%	200.00%	175.00%	100.00%
Dividend yield (annualized)	$4.51%	4.48%	3.99%	4.03%	3.99%	4.50%	4.92%	5.21%
Market price (NASDAQ: FNFG):
High	$14.88	14.88	14.86	16.32	14.47	14.06	14.23	16.32
Low	$12.25	12.25	13.00	9.48	12.40	10.73	10.53	9.48
Close	$12.53	12.53	14.23	13.91	13.91	12.33	11.42	10.89
Book value per share (8)		13.48	12.98		12.84	12.90	13.11	15.12
Tangible book value per share (1)(8)		8.14	7.96		7.78	7.82	7.77	8.33
Weighted average common shares outstanding (8):
Basic	194,594	203,962	185,121	146,833	184,849	146,834	139,827	115,055
Diluted	195,082	204,402	185,585	147,205	185,343	147,184	140,165	115,433
Common shares outstanding		209,040	188,719		188,215	188,151	149,763	118,687
Treasury shares		6,066	6,092		6,596	6,659	6,706	6,732

SELECTED RATIOS

Return on average assets	0.58%	0.41%	0.81%	0.69%	0.82%	0.35%	0.81%	0.81%
Common equity:
Return on average equity	3.87%	2.97%	4.88%	3.47%	4.79%	2.24%	2.47%	4.18%
Return on average tangible equity (1)	6.45%	5.05%	7.98%	6.06%	7.86%	3.84%	4.26%	8.40%
Total equity:
Return on average equity	3.87%	2.97%	4.88%	3.95%	4.79%	2.24%	4.24%	4.38%
Return on average tangible equity (1)	6.45%	5.05%	7.98%	6.71%	7.86%	3.84%	7.05%	7.98%
Noninterest income as a percentage of net revenue	23.6%	22.9%	24.4%	25.7%	23.9%	25.1%	26.5%	28.2%
Efficiency ratio - Consolidated	71.4%	78.8%	61.7%	66.6%	63.8%	76.2%	62.6%	62.5%
- Banking segment (9)	78.2%	70.3%	59.5%	64.0%	60.9%	74.9%	59.6%	59.0%
Net loan charge-offs	22,025	10,079	11,946	33,140	5,774	14,465	5,971	6,930
Net charge-offs to average loans (annualized)	0.52%	0.41%	0.66%	0.50%	0.32%	0.87%	0.37%	0.44%
Provision to average loans (annualized)	0.57%	0.45%	0.73%	0.65%	0.61%	0.90%	0.55%	0.55%
Personnel FTE		3,748	2,966		2,816	2,672	2,034	1,958
Number of branches		255	172		171	170	113	113
First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (unaudited) (Cont'd)
	2010			2009
	Year-to-Date June 30	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Securities, at amortized cost	3.55%	3.54%	3.56%	4.00%	4.00%	3.80%	3.99%	4.59%
Loans
Commercial:
Real estate	5.82%	5.91%	5.71%	5.77%	5.70%	5.85%	5.78%	5.77%
Business	4.72%	5.05%	4.30%	4.39%	4.47%	4.16%	4.48%	4.43%
Specialized lending	6.54%	6.58%	6.51%	6.67%	6.51%	6.74%	6.81%	6.63%
Total commercial loans	5.51%	5.68%	5.30%	5.44%	5.37%	5.44%	5.50%	5.47%
Residential	5.20%	5.18%	5.24%	5.28%	5.23%	5.29%	5.24%	5.37%
Home equity	4.84%	4.82%	4.89%	5.01%	4.95%	4.97%	5.01%	5.14%
Other consumer	7.39%	6.62%	8.48%	7.93%	8.33%	8.10%	7.57%	7.58%
Total loans	5.42%	5.48%	5.33%	5.41%	5.37%	5.41%	5.42%	5.45%

Total interest-earning assets	4.60%	4.62%	4.57%	4.89%	4.72%	4.74%	5.00%	5.24%

Savings accounts	0.16%	0.17%	0.14%	0.23%	0.21%	0.24%	0.24%	0.24%
Interest-bearing checking	0.21%	0.25%	0.13%	0.15%	0.14%	0.14%	0.15%	0.16%
Money market deposits	0.69%	0.68%	0.69%	1.03%	0.82%	0.93%	1.18%	1.36%
Certificates of deposit	1.09%	1.10%	1.07%	1.87%	1.17%	1.68%	2.41%	2.68%
Borrowed funds	2.74%	2.63%	2.89%	2.68%	3.77%	1.85%	2.57%	3.29%
Total interest-bearing liabilities	1.12%	1.10%	1.15%	1.49%	1.26%	1.27%	1.67%	1.96%

Total interest-bearing deposits	0.70%	0.71%	0.69%	1.13%	0.80%	1.01%	1.37%	1.58%
Total core deposits	0.41%	0.41%	0.41%	0.60%	0.48%	0.56%	0.69%	0.77%
Total deposits	0.61%	0.62%	0.60%	0.99%	0.70%	0.88%	1.21%	1.40%

Tax equivalent net interest rate spread	3.48%	3.52%	3.42%	3.40%	3.46%	3.47%	3.33%	3.28%
Tax equivalent net interest rate margin	3.65%	3.68%	3.61%	3.65%	3.69%	3.66%	3.63%	3.61%

(1) Excludes goodwill and other intangible assets. These are non-GAAP financial measures that we believe provide investors with information that is useful in understanding our financial performance and position.
(2) Represents total loans excluding loans acquired from Harleysville or National City Bank.
(3) Represents the carrying value of acquired loans plus the principal not expected to be collected.
(4) Represents principal on acquired loans not expected to be collected.
(5) The Texas ratio is computed by dividing the sum of nonperforming assets and loans 90 days past due still accruing by the sum of tangible equity and the allowance for credit losses. This is a non-GAAP financial measure that we believe provides investors with information that is useful in understanding our financial performance and position.

(6) The Tier 1 common capital ratio is computed by subtracting the sum of preferred stock and subordinated debentures associated with trust preferred securities from Tier 1 capital, divided by risk weighted assets. This is a non-GAAP financial measure that we believe provides investors with information that is useful in understanding our financial performance and position.
(7) Includes nonaccrual loans.
(8) Excludes unallocated ESOP shares and unvested restricted stock shares.
(9) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
CONTACT:  First Niagara Financial Group, Inc.
          John R. Koelmel, President and Chief Executive Officer
          Michael W. Harrington, Chief Financial Officer
          Anthony M. Alessi, Investor Relations Manager
            (716) 625-7692
            tony.alessi@fnfg.com
          Leslie G. Garrity, Public Relations and
           Corporate Communications Manager
            (716) 819-5921
            leslie.garrity@fnfg.com